Exhibit 3.275

CERTIFICATE OF AMENDMENT OF ARTICLES OF

INCORPORATION OF

CALIFORNIA SUNSHINE COFFEE CO.

The undersigned certify that:

1. They are the Vice President and the Assistant Secretary, respectively of California Sunshine Coffee Co., a California corporation.

2. Article One of the Articles of Incorporation of this corporation is amended to read as follows:

The name of this Corporation is Old Time Coffee Co.

3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of this Corporation is 100 common shares. The number of shares voting in favor of the amendment exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: April 10, 2013	/s/ Patricia A. Rapone
Patricia A. Rapone, Vice President

/s/ Gregory C. Ott
Gregory C. Ott, Assistant Secretary:

ARTICLES OF INCORPORATION

I

The name of this corporation is California Sunshine Coffee Co.

II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the GENERAL CORPORATION LAW of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of this corporation’s initial agent for service of process is:

Name DON RUDGER

STREET Address 16330 Jamison Creek Rd.

City Boulder Creek State CALIFORNIA Zip 95006

IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 100,000.

/s/ Don Rudger
Incorporator